PIERRE FOODS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31, 2003	March 1, 2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$589,252	$274,329
Certificates of deposit of special purpose entity	1,240,000	1,240,000
Accounts receivable, net	22,073,627	23,654,358
Inventories	35,733,426	32,584,777
Refundable income taxes	—	165,829
Deferred income taxes	2,642,526	2,642,526
Prepaid expenses and other current assets (includes prepayments to related parties of $375,000 at March 1, 2003	1,703,883	3,264,746

Total current assets	63,982,714	63,826,565
PROPERTY, PLANT AND EQUIPMENT, NET	59,066,828	55,549,083

OTHER ASSETS:
Trade name, net	38,808,636	38,808,636
Note receivable – related party	993,247	993,247
Deferred income taxes	6,283,871	6,283,871
Deferred loan origination fees, net	2,761,963	2,950,109
Other	351,641	369,500

Total other assets	49,199,358	49,405,363

Total Assets	$172,248,900	$168,781,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$352,899	$369,467
Trade accounts payable	7,021,684	9,422,256
Accrued interest	6,147,287	3,056,662
Accrued payroll and payroll taxes	7,322,326	5,929,464
Accrued promotions	2,379,473	2,280,788
Income taxes payable	22,378	—
Accrued taxes (other than income and payroll)	774,701	561,642
Other accrued liabilities (includes related party liabilities of $1,466,124 and $425,330 at May 31, 2003 and March 1, 2003, respectively)	2,845,856	1,490,086

Total current liabilities	26,866,604	23,110,365
LONG-TERM DEBT, less current installments	130,068,455	130,387,174
OBLIGATION OF SPECIAL PURPOSE ENTITY	5,520,863	5,591,813
OTHER LONG-TERM LIABILITIES	604,834	693,750
SHAREHOLDERS’ EQUITY:
Common stock – Class A, 100,000 shares authorized, issued and outstanding at May 31, 2003 and March 1, 2003	29,438,172	29,438,172
Retained earnings (deficit)	(15,250,028)	(15,440,263)
Note receivable – related party	(5,000,000)	(5,000,000)

Total shareholders’ equity	9,188,144	8,997,909

Total Liabilities and Shareholders’ Equity	$172,248,900	$168,781,011

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Thirteen Weeks Ended

	May 31, 2003	June 1, 2002

REVENUES, NET:	$81,479,869	$61,878,429
COSTS AND EXPENSES:
Cost of goods sold (includes related party transactions totaling $1,440,205 and $1,186,801 in fiscal 2004 and fiscal 2003, respectively)	56,219,915	40,252,835
Selling, general and administrative expenses (includes related party transactions totaling $7,840,152 and $6,298,742 in fiscal 2004 and fiscal 2003, respectively)	20,097,275	17,576,501
Loss on disposition of property, plant and equipment, net	—	23,408
Depreciation	1,150,757	988,667

Total costs and expenses	77,467,947	58,841,411

OPERATING INCOME	4,011,922	3,037,018

OTHER INCOME (EXPENSE):
Interest expense	(3,447,480)	(3,417,515)
Other income, net — (including interest) (includes related party income of $195,000 in fiscal 2003)	—	212,942

Other expense, net	(3,447,480)	(3,204,573)

INCOME (LOSS) BEFORE INCOME TAX (PROVISION) BENEFIT AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	564,442	(167,555)
INCOME TAX (PROVISION) BENEFIT	(188,207)	53,953

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	376,235	(113,602)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of income tax benefit of $10,415,037 in fiscal 2003)	—	(18,604,534)

NET INCOME (LOSS)	$376,235	$(18,718,136)

NET INCOME PER COMMON SHARE – BASIC AND DILUTED
Income (loss) before cumulative effect of accounting change	$3.76	$(1.14)
Cumulative effect of accounting change	—	(186.05)

Net income (loss) per common share – basic and diluted	$3.76	$(187.19)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	100,000	100,000

PIERRE FOODS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended

	May 31, 2003	June 1, 2002

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$376,235	$(18,718,136)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting change	—	18,604,534
Depreciation	1,150,757	988,667
Amortization of deferred loan origination fees	210,646	137,150
Loss on disposition of property, plant and equipment, net	—	23,408
Decrease in other assets	17,858	17,859
Decrease in other long-term liabilities	(88,916)	(82,428)
Changes in operating assets and liabilities:
Receivables	1,580,731	2,958,845
Inventories	(3,148,649)	(7,533,296)
Refundable income taxes, prepaid expenses and other current assets	1,726,692	(478,199)
Trade accounts payable and other accrued liabilities	3,772,807	2,816,561

Total adjustments	5,221,926	17,453,101

Net cash provided by (used in) operating activities	5,598,161	(1,265,035)

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sales of property, plant and equipment	—	30,000
Capital expenditures	(4,668,501)	(1,957,817)

Net cash used in investing activities	(4,668,501)	(1,927,817)

CASH FLOWS FROM FINANCING ACTIVITIES

Net borrowings under revolving credit agreement	(312,320)	659,319
Principal payments on long-term debt	(93,917)	(100,893)
Loan origination fees	(22,500)	(1,558,611)
Distributions by special purpose leasing entity	(186,000)	(320,594)

Net cash used in financing activities	(614,737)	(1,320,779)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	314,923	(4,513,631)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	274,329	4,577,982

CASH AND CASH EQUIVALENTS, END OF PERIOD	$589,252	$64,351